ASSIGNMENT AGREEMENT THIS AGREEMENT made as of the 1stday of October, 2003 BETWEEN:

ESPERANZA SILVER CORPORATION Suite 900, 570 Granville Street

Vancouver, British Columbia

Canada V6C 3P1

(hereinafter called the "Assignor")

OF THE FIRST PART AND:

ESPERANZA SILVER de MEXICO, S.A. de C.V. Sonora 760, Pueblo Nuevo

La Paz, Baja California del Sur

Mexico

(hereinafter called the "Assignee")

OF THE SECOND PART WHEREAS:

A.

By an agreement dated May 7, 2003 (the "Option Agreement") between Recursos Cruz del Sur, S.A. de C.V., (the "Optionor") and the Assignor, the Optionor granted the Assignor the option to acquire a 100% undivided interest in certain mineral claims situated in the Morelos State of the United Mexican States, known as the "Esperanza Property" (the "Property") as set out in Schedule "A" of the Option Agreement;

B.

The Assignee is the wholly-owned subsidiary of the Assignor;

C.

The Assignee wants the Assignor to assign all of the Assignor's right, title and interest in Option Agreement and the Property to the Assignee.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of  $ 1.00 paid by the Assignee to the Assignor, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ASSIGNMENT

1.

 The Assignor assigns to the Assignee all of its right, title and interest in the Property and Option Agreement and all benefits to be derived therefrom subject to the payment of the Royalty (as defined in the Option Agreement) and the observance and performance of the terms and conditions of the Option Agreement on the part of the Assignee.

CONSIDERATION

2.

 The consideration for the Assignor assigning to the Assignee the Assignor's interest in the Property and the Option Agreement shall be the sum of US$ 40,899.64, the receipt of which is hereby acknowledged.

ASSIGNOR'S REPRESENTATIONS AND WARRANTIES

3.

The Assignor represents and warrants to and covenants with the Assignee that:

(a)

the Assignor has full corporate power and capacity to enter into this Agreement and this Agreement has been validly authorized, executed and delivered by the Assignor;

(b)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Assignor, any shareholders' or directors' resolutions, or of any indenture, other agreement, written or oral, to which the Assignor may be bound or to which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which the Assignor is bound, or any statute or regulation applicable to the Assignor;

(c)

the Assignor is the lawful owner of, has good legal and beneficial title to, and has the right to assign the Option Agreement free and clear of all liens, charges, encumbrances, obligations and any other restrictions;

(d)

the Option Agreement is a valid and subsisting agreement;

(e)

there have been no defaults or acts by the Assignor under the Option Agreement which have or would permit the Optionor to terminate the Option Agreement;

(f)

to the best of the knowledge of the Assignor after due inquiry, the Property is free and clear of all liens, charges, and encumbrances;

(g)

to the best of the knowledge of the Assignor after due inquiry, the Optionor is, and on the exercise of the option in the Option Agreement, will be the beneficial owner of and has the right to dispose of and to give good marketable title to the Assignee, in and to the Property, free and clear of all liens, charges and encumbrances;

(h)

there is no litigation, proceeding or investigation pending or threatened against the Assignor or, to the best of the knowledge of the Assignor after due inquiry, the Optionor, the Option Agreement or the Property, nor does the Assignor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect the Option Agreement or the Property.

REPRESENTATIONS AND WARRANTIES SURVIVE

1.

 The representations and warranties of the Assignor shall survive the completion of the assignment of the Option Agreement and the Assignor's interest in the Property from the Assignor to the Assignee. The Assignor agrees to indemnify the Assignee against any loss or damage sustained by the Assignee, directly or indirectly, by reason of a breach of any of the Assignor's warranties or representations. The Assignor acknowledges that the Assignee has entered into this Agreement relying on such warranties and representations, and no information which is now known or which may hereafter become known to the Assignee or its officers, directors or professional advisors, will limit or extinguish the right to indemnify hereunder.

FURTHER ACTS

2.

 The parties shall do such further and other acts and execute such further and other documents as may be necessary to carry out the true intent and purposes of this Agreement fully and effectively.

3.

ENUREMENT

6.

This Agreement shall enure to the benefit of and be binding upon the parties, their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

ESPERANZA SILVER CORPORATION

per:

/s/ Brian Bayley______________

Authorized Signature

Brian Bayley, Director

ESPERANZA SILVER de MEXICO, S.A. de C.V.

per:

/s/ William Pincus_____________

Authorized Signature

William Pincus, President